UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  1-9700

Delaware (State or other jurisdiction of incorporation)	94-3025021 (I.R.S. Employer Identification No.)

211 Main Street, San Francisco, CA 94105
(Address of principal executive offices, including zip code)

(415) 667-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Operating Officer

On February 22, 2018, the Board of Directors of The Charles Schwab Corporation (CSC) appointed Joseph R. Martinetto, 56, as Chief Operating Officer of CSC. Mr. Martinetto has been Senior Executive Vice President of CSC and Charles Schwab & Co., Inc. (CS&Co.) since July 2015. He will retain oversight of the Company’s banking, operations, technology, and digital units. Mr. Martinetto has assumed oversight of the Company’s legal services, client solutions and community services units and Charles Schwab Investment Management.
Mr. Martinetto served as Chief Financial Officer of CSC and CS&Co. from 2007 until May 2017, and Executive Vice President of CSC and CS&Co. from 2007 until July 2015. Mr. Martinetto served as Senior Vice President and Treasurer of CSC and CS&Co. from 2003 to 2007 and Senior Vice President – Individual Investor Finance of CS&Co. from 2002 to 2003. Mr. Martinetto joined the company in 1997.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: February 23, 2018	By:	/s/ Peter Crawford
Peter Crawford
Executive Vice President and Chief Financial Officer